UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2019

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code
_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange Chicago Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 28, 2019, the board of directors of United States Steel Corporation (the “Corporation”) elected Mr. Michael H. McGarry to serve on its board of directors until the next annual meeting of stockholders. Mr. McGarry will serve on the Audit and Compensation & Organization committees.

The Corporation has not entered into any transactions with Mr. McGarry identified in Item 404(a) of Regulation S-K and he will not be employed by the Corporation. Mr. McGarry was not elected pursuant to an arrangement or understanding between him and any other person.

Mr. McGarry will be paid an annual retainer fee and will participate in the Deferred Compensation Program for Non-Employee Directors (the “Plan”) and the Non-Employee Director Stock Program (“Stock Program”). A more detailed description of any retainer fees, the Plan and the Stock Program can be found in the Corporation’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 15, 2019.

Item 8.01. Other Events

On July 30, 2019, the Corporation issued a press release related to the election of Mr. McGarry to the board of directors. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit
No.      Description
99.1      Press Release dated July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Kimberly D. Fast
Name: Kimberly D. Fast
Title: Acting Controller

Dated: July 30, 2019